UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2008
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Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)

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Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 354-7200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On May 14, 2008, we issued 93,750 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $117,188.

On May 15, 2008, we issued 40,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $50,000.

On May 16, 2008, we issued 10,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $12,500.

On May 19, 2008, we issued 9,375 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $11,719.

On May 19, 2008, we issued 93,750 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.37, for net proceeds to us of $128,438.

On May 20, 2008, we issued 133,500 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.37, for net proceeds to us of $182,895.

On May 21, 2008, we issued 56,250 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $70,313

On May 21, 2008, we issued 56,250 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.37, for net proceeds to us of $77,063.

On May 22, 2008, we issued 75,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $93,750.

On May 22, 2008, we issued 111,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.37, for net proceeds to us of $152,070.

On May 28, 2008, we issued 40,000 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $50,000.

On May 28, 2008, we issued 7,875 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.37, for net proceeds to us of $10,789.

On June 2, 2008, we issued 96,125 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.25, for net proceeds to us of $120,156.

On June 2, 2008, we issued 56,250 unregistered shares of our common stock to a warrant holder upon the cash exercise of the warrant by the holder at a per share exercise price of $1.37, for net proceeds to us of $77,063.

For each of the foregoing issuances, we relied on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.

By:	/s/ Paul Eovino
Name: Paul Eovino
Title: Principal Accounting Officer

Dated: June 6, 2008